EXHIBIT 23.2




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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


CEL-SCI Corporation
Vienna, Virginia


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated December 23, 2011, relating to the consolidated financial statements and the effectiveness of CEL-SCI's internal control over financial reporting appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2011. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


                                                               /s/ BDO USA, LLP



Bethesda, Maryland
September 25, 2012


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